Exhibit 5.1

         [LETTERHEAD OF JENKENS & GILCHRIST, a Professional Corporation]



                                 August 4, 1999


     Swift Energy Company
     16825 Northchase Drive
     Suite 400
     Houston, Texas 77060

Ladies and Gentlemen:

     We have acted as securities counsel for Swift Energy Company, a Texas corporation ("Swift"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of Registration Statement No. 333-81651 on Form S-3 filed by the Company with the Commission on June 28, 1999, and amended and declared effective on July 9, 1999 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, debt securities of Swift; and (ii) the preparation of a final prospectus supplement dated July 30, 1999 (the "Prospectus Supplement"), in connection with the issuance of $125,000,000 aggregate principal amount of 10.25% Senior Subordinated Notes Due 2009 of Swift (the "Notes").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the Prospectus Supplement, (ii) Swift's Restated Certificate of Incorporation and By-laws, each as amended to date, and
(iii) the Indenture relating to Swift debt securities, dated as of July 29, 1999, and the form of First Supplemental Indenture thereto, to be dated as of August 4, 1999 (as so amended and supplemented, the "Indenture"), both between Swift and Bank One, N.A., as trustee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate, as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as




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exhibits to the Registration Statement,  the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than Swift, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties
of  such  document  and  that  such  documents   constitute  valid  and  binding
obligations of such parties. We have assumed that the Notes and the Indenture, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom a Note is to be issued (collectively, the "Note Holders") of a certificate for such Note or of a global certificate by the Depository Trust Company, acting as agent, and the payment for the Note so acquired, in accordance with the Registration Statement, and that the Notes are issued and sold to the Note Holders in accordance with the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company and others. We have further assumed that the Registration Statement and any amendments thereto have become effective.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

     2. when the Indenture has been duly executed and delivered by the officers authorized by the Board of Directors of the Company to execute and deliver the same, it will constitute a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms; and

     3. the Notes are duly authorized, and when executed and authenticated in the manner set forth in the Indenture and when sold, issued to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with its terms.

     The opinions expressed above with respect to the legally binding effect of the Indenture and the Notes are subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors' rights generally from time to time and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); commercial reasonableness and unconscionability and an




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implied  covenant  of good  faith and fair  dealing;  the power of the courts to award damages in lieu of equitable remedies; and the limitations imposed by rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy underlying such laws on any right to indemnification or contribution contained in the Indenture and the Notes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Opinions" in the Prospectus dated July 9, 1999 and under the caption "Legal Opinions" in the Prospectus Supplement dated July 30, 1999, which form a part of the Registration Statement. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     We are members of the Bar of the State of Texas and do not hold ourselves out as being experts on laws other than the laws of the State of Texas and the laws of the United States of America.


                                Respectfully submitted,

                                Jenkens & Gilchrist, a Professional Corporation



                                By: /s/ Donald W. Brodsky
                                    --------------------------------------------
                                    Donald W. Brodsky
                                    Authorized Signatory